Exhibit 4.11

                             BLUEGREEN CORPORATION,
                                   as Issuer,


                  CERTAIN OF ITS SUBSIDIARIES SPECIFIED HEREIN,
                            as Subsidiary Guarantors


                                       and


                     SUNTRUST BANK (formerly SUNTRUST BANK,
                     CENTRAL FLORIDA, NATIONAL ASSOCIATION),
                                as Notes Trustee


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                          FOURTH SUPPLEMENTAL INDENTURE


                          Dated as of December 31, 2001


--------------------------------------------------------------------------------

                                       To


                     The Indenture Dated as of April 1, 1998
                          Among Bluegreen Corporation,
     Certain of its Subsidiaries and SunTrust Bank (formerly SunTrust Bank,
            Central Florida, National Association), as Notes Trustee,
             Relating to $110 Million Aggregate Principal Amount of
                      10 1/2% Senior Secured Notes due 2008

                          FOURTH SUPPLEMENTAL INDENTURE

     THIS FOURTH SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is made as of the 31st day of December, 2001, among Bluegreen Corporation, a Massachusetts corporation (the "Company"), the Subsidiary Guarantors (as defined in the Indenture defined below), and SunTrust Bank (formerly SunTrust Bank, Central Florida, National Association, a national banking association), in its capacity as trustee (the "Notes Trustee").

     WHEREAS, the Company, the Subsidiary Guarantors and the Notes Trustee heretofore executed and delivered an Indenture, dated as of April 1, 1998, as amended and supplemented by a First Supplemental Indenture thereto dated as of March 15, 1999, as further amended and supplemented by a Second Supplemental Indenture thereto dated as of December 31, 2000 and as further amended and supplemented by a Third Supplemental Indenture thereto dated as of October 31, 2001 (as so amended and supplemented, the "Indenture"); and

     WHEREAS, pursuant to the Indenture, the Company issued and the Notes Trustee authenticated and delivered $110 million aggregate principal amount of the Issuer's 10 1/2% Senior Secured Notes due 2008 (the "Initial Notes"); and

     WHEREAS, pursuant to an exchange offer registered with the Securities and Exchange Commission on a Registration Statement No. 333-51717 on Form S-4, the Company offered to, and did, exchange $110 million in aggregate principal amount of its 10 1/2% Senior Secured Notes due 2008 (the "Exchange Notes" and, together with the Initial Notes, the "Notes") for $110 million in aggregate principal amount of the Initial Notes; and

     WHEREAS,   the  Initial   Notes   were,   and  the   Exchange   Notes  are,
unconditionally guaranteed on a senior basis by the Subsidiary Guarantors; and

     WHEREAS, Section 9.02 of the Indenture provides that the Company and the Subsidiary Guarantors, when authorized by Board Resolutions of their respective Boards of Directors, and the Notes Trustee, with the written consent of the Noteholders of not less than a majority in aggregate principal amount of the Notes outstanding, may amend the Indenture, subject to certain exceptions (none of which is applicable to the amendments (the "Amendments") contained in Section
2.01 of this Supplemental Indenture) specified in Section 9.02 of the Indenture; and

     WHEREAS, pursuant to its Request for Consent to Certain Amendments to Indenture, dated July 2, 2001 (the "Consent Solicitation"), the Company solicited consents of the Noteholders to the Amendments, which if adopted would
(i) amend the definition of the term "Subsidiary Guarantor" contained in Section
1.01 of the Indenture, (ii) amend Section 4.09 of the Indenture as set forth below, and (iii) amend Section 4.11 of the Indenture as set forth below; and

     WHEREAS, the Noteholders of not less than a majority in aggregate principal amount of the outstanding Notes have duly consented to the Amendments set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture; and

     WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Notes Trustee (i) a copy of Board Resolutions authorizing the execution, delivery and performance of this Supplemental Indenture, (ii) evidence of the written consent of the Noteholders described in the immediately preceding paragraph, (iii) an Officers' Certificate in compliance with and to the effect set forth in Sections 1.01, 7.02, 9.02, 9.06 and 12.04 of the Indenture, and (iv) an Opinion of Counsel in compliance with and to the effect set forth in Sections 1.01, 7.02, 9.02, 9.06 and 12.04 of the Indenture; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed;

     NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the Company, the Subsidiary Guarantors and the Notes Trustee agree as follows for the equal and ratable benefit of the Noteholders.

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.01. General. For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

     (b) capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

                                   ARTICLE 2
                              AMENDMENTS AND WAIVER

     SECTION 2.01. Amendments. Subject to Section 3.01 hereof, the Indenture is hereby amended in the following respects:

     (a) The definition of "Subsidiary Guarantor" in Section 1.01 of the Indenture is hereby amended and restated to read as follows:

          "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and each Subsidiary (other than Unrestricted Subsidiaries) created or acquired by the Company after the Issue Date, other than BG Aruba, Resort Title Agency, Inc., Bluegreen/Big Cedar Vacations LLC, any Receivables Subsidiary and any Subsidiary which is established and continues to operate for the limited purpose of holding a real estate broker's license and acting as a broker for the benefit of the Company and its Subsidiaries in connection with the sale of real estate or Timeshare Interests, and certain other Subsidiaries which have individually less than $50,000 of assets.

     (b) Section 4.09 of the Indenture is hereby amended by deleting the word "and" appearing after clause "(b)(xi)" thereof and by adding a new clause "(b)(xii)" thereto and amending and restating the existing clause "(b)(xii)" thereof to read as follows:

          (xii)   Indebtedness  of  any  Receivables   Subsidiary   Incurred  in
                  connection with any receivables securitization or financing transactions; and

          (xiii)  Indebtedness (other than Indebtedness described in clauses (i)
                  - (xii)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xiii) and then outstanding, will not exceed $10.0 million.

     (c) Section 4.11 of the Indenture is hereby amended by adding at the end of paragraph (a) thereof the following proviso:

          ; provided, however, that clause (iii) above shall not apply to any Affiliate Transaction involving Bluegreen/Big Cedar Vacations LLC.

                                   ARTICLE 3
                                  MISCELLANEOUS

     SECTION 3.01. Effectiveness. This Supplemental Indenture shall become effective, as of its effective date, upon its execution and delivery by the Company, the Subsidiary Guarantors and the Notes Trustee. Upon the execution and delivery of this Supplemental Indenture by the Company, the Subsidiary Guarantors and the Notes Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     SECTION 3.02. Indenture Remains in Full Force and Effect. All provisions in the Indenture shall remain in full force and effect, and, except as expressly supplemented and amended hereby, shall remain unchanged.

     SECTION 3.03. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

     SECTION 3.04. Confirmation and Preservation of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects confirmed and preserved.

     SECTION 3.05. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     SECTION 3.06. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 3.07. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 3.08. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Noteholders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

     SECTION 3.09. Successors. All agreements of the Company and the Subsidiary Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Notes Trustee in this Supplemental Indenture shall bind its successors.

     SECTION 3.10. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Subsidiary
Guarantors, and the Notes Trustee assumes no responsibility for their correctness. The Notes Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture.

     SECTION 3.11. Certain Duties and Responsibilities of the Notes Trustee. In entering into this Supplemental Indenture, the Notes Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Notes Trustee, whether or not elsewhere herein so provided.

     SECTION 3.12. Governing Law. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     SECTION 3.13. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be original, but all of them together represent the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date and year first written above.

                                         SIGNATURES

                                         BLUEGREEN CORPORATION


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         BLUEGREEN HOLDING CORPORATION
                                         (TEXAS)


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         PROPERTIES OF THE SOUTHWEST ONE, INC.


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         BLUEGREEN SOUTHWEST ONE, L.P.
                                         BLUEGREEN SOUTHWEST LAND, INC.
                                         GENERAL PARTNER


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President of General
                                                   Partner


                                         BLUEGREEN ASSET MANAGEMENT CORPORATION


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President

                                         BLUEGREEN CORPORATION OF TENNESSEE


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         BLUEGREEN CORPORATION OF THE
                                         ROCKIES


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         BLUEGREEN PROPERTIES OF VIRGINIA, INC.


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         BLUEGREEN RESORTS INTERNATIONAL,
                                         INC.


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: President


                                         CAROLINA NATIONAL GOLF CLUB, INC.


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President

                                         LEISURE CAPITAL CORPORATION


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         BLUEGREEN WEST CORPORATION


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         BG/RDI ACQUISITION CORP.


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: President


                                         BLUEGREEN VACATIONS UNLIMITED, INC.

                                         By: /S/ ALLAN J. HERZ
                                            ------------------------------------
                                            Name: Allan J. Herz
                                            Title: Vice President


                                         BLUEGREEN SOUTHWEST LAND, INC.


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         BLUEGREEN CAROLINA LANDS, LLC


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President

                                         BLUEGREEN RESORTS MANAGEMENT, INC.


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         JORDAN LAKE PRESERVE CORPORATION


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         LEISURE COMMUNICATION NETWORK, INC.


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: President


                                         MANAGED ASSETS CORPORATION


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: Vice President


                                         TRAVELHEADS, INC.


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: President


                                         ENCORE REWARDS, INC.


                                         By: /S/ RANDI S. TOMPKINS
                                            ------------------------------------
                                            Name: Randi S. Tompkins
                                            Title: President

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                                       9

                                        SUNTRUST BANK, As Trustee


                                        By: /S/ LISA DERRYBERRY
                                           -------------------------------------
                                           Name: Lisa Derryberry
                                           Title: Vice President



                                       10